Corporate Capital Trust, Inc. 8-K

Exhibit 99.1

News Release

For information contact:

Colleen Johnson

Vice President, Communications

CNL Financial Group

407-650-1223

Corporate Capital Trust announces SECOND quarter 2017 results

(ORLANDO, Fla.) Aug. 15, 2017 – Corporate Capital Trust, Inc., (“Corporate Capital Trust,” the “Company” or “we”), announced its operating results for the second quarter ended June 30, 2017. Corporate Capital Trust will host its earnings call to discuss these results on Aug. 15, 2017. Details about the earnings call can be found below.

Highlights

•	Net asset value per share on June 30, 2017, was $8.92, compared with a net asset value of $8.93 on Dec. 31, 2016. After considering the overall changes in net asset value per share, paid distributions of approximately $0.40 per share during the six-month period, and the reinvestment of those distributions in accordance with the Company’s distribution reinvestment plan, the total investment return was 4.4 percent (not annualized) for stockholders who held Corporate Capital Trust shares for the six months ended June 30, 2017.
•	Originated strategies at fair value as of June 30, 2017, totaled approximately $3.4 billion, representing approximately 81.5 percent of the investment portfolio.
•	For the three months ended June 30, 2017, net investment income was $52.9 million, or $0.17 per share, as compared to $52.2 million, or $0.17 per share, for the same period in 2016.
•	For the three months ended June 30, 2017, the Company declared distributions of approximately $62.1 million, or $0.20 per share, compared to approximately $61.3 million, or $0.20 per share, for the three months ended June 30, 2016. The distributions were estimated to be fully covered by taxable income available for distribution.
•	For the six months ended June 30, 2017, $61.3 million, or 49 percent of total distributions, were reinvested in the company.
•	During the six months ended June 30, 2017, proceeds from sales of investments and principal payments totaled $762.9 million, compared with $435.3 million for the six months ended June 30, 2016.

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Corporate Capital Trust Announces Second Quarter 2017 Results

•	Total cumulative return to stockholders on an initial investment of $10,000 made in June 2011, assuming distribution reinvestment, was 46.3 percent to $14,630 as of June 30, 2017, (for an annualized return of 6.5 percent), when including sales load. Excluding sales load, the cumulative return was 62.6 percent to $16,255 (for an annualized return of 8.4 percent).[1]

Financial and Operating Highlights

($ in millions, except per share data)
As of	June 30, 2017	Dec. 31, 2016
Total assets	$4,387.62	$4,430.70
Adjusted total assets (Total assets, net of payable for investments purchased)	$4,267.40	$4,408.49
Borrowings	$1,486.00	$1,631.45
Deemed borrowings (TRS implied leverage classified as senior securities)	$—	$163.69
Total net assets	$2,749.90	$2,759.33
Net asset value per share	$8.92	$8.93
Leverage ratio ((borrowings + deemed borrowings)/adjusted total assets)	35%	41%

Activity for Six Months Ended June 30,	2017	2016
Cost of investments purchased	$819.21	$721.08
Sales, principal payments and other exits	$762.91	$435.26
Net investment income	$105.46	$103.57
Net realized losses	$(61.41)	$(8.85)
Net change in unrealized appreciation (depreciation)	$77.63	$(11.07)
Total distributions declared	$124.33	$121.25

Investment Portfolio Update

The Company’s investment portfolio consisted of investments in 128 portfolio companies as of June 30, 2017. The portfolio companies are diversified across 21 industry classifications, with the largest portion invested in Capital Goods (19.6 percent), Diversified Financials (13.0 percent) and Materials (8.0 percent).

The primary investment concentration as of June 30, 2017, was senior debt, which represented 71.1 percent of the investment portfolio at fair value. As of June 30, 2017, 80.7 percent of the Company’s debt investments, based on fair value, featured floating interest rates, primarily based on London Interbank Offered Rate (LIBOR), and 19.3 percent of the debt investments featured fixed interest rates. Approximately 92.4 percent of the investment portfolio's floating interest rate debt investments had base interest rate floors; the weighted average base interest rate floor was approximately 1.0 percent as of June 30, 2017.

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Corporate Capital Trust Announces Second Quarter 2017 Results

Recent Events

On July 17, 2017, the Company filed a tender offer statement with the Securities and Exchange Commission, offering to repurchase up to 7.7 million shares of common stock at a cash price of $8.89 per share. The tender offer will expire on Aug. 21, 2017, at 5:00 p.m. Central Time.

On July 26, 2017, the Company’s board of directors declared a distribution of $0.05958 per share to stockholders of record as of Aug. 30, 2017, payable on or around Aug. 31, 2017.

In anticipation of the listing and the concurrent liquidity it is expected to provide, on Aug. 10, 2017, the Company’s board voted to terminate the Company’s share repurchase program following the completion of the Company’s tender offer which commenced on July 17, 2017 and which is scheduled to expire on Aug. 21, 2017. The Company notified stockholders that the share repurchase program is terminated, effective Sept. 11, 2017, the date which is after 30 days from the announcement.

Earnings Call

Corporate Capital Trust will hold its earnings call for the quarter ended June 30, 2017, on Aug. 15, 2017, at 11:00 a.m. Eastern Time. To listen to the earnings call, dial 844-845-4149. Due to the fact that Corporate Capital Trust is in an open proxy solicitation, the company has elected not to host a question and answer session following the call.

(1) Corporate Capital Trust’s net asset value per share was $9.00 and $8.89 on June 17, 2011, and June 30, 2017, respectively. After considering (i) the overall changes in net asset value per share, (ii) all paid distributions from inception through June 30, 2017, and (iii) the assumed reinvestment of those distributions per the terms of our distribution reinvestment plan, then the total investment return was 62.6 percent for stockholders who held Corporate Capital Trust shares from June 17, 2011(inception), through June 30, 2017. This cumulative return does not take into account any sales load that was paid by the Company’s stockholders. When taking into account the payment of a full sales load of 10 percent, the total investment return for those stockholders becomes 46.3 percent.

About Corporate Capital Trust

Corporate Capital Trust is a non-traded business development company that offers individuals an opportunity to invest in privately owned American companies. The company is externally managed by CNL and KKR and its investment objective is to provide stockholders with current income and, to a lesser extent, long-term capital appreciation. The company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit corporatecapitaltrust.com.

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Corporate Capital Trust Announces Second Quarter 2017 Results

About CNL Financial Group

CNL Financial Group is a private investment management firm providing real estate and alternative investments. Since inception in 1973, CNL Financial Group and/or its affiliates have formed or acquired companies with more than $34 billion in assets. For more information, visit cnl.com.

About KKR

KKR is a global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate investment returns by following a disciplined investment approach, employing experienced investment professionals, and driving growth and value creation at the asset level. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at kkr.com and on Twitter @KKR_Co.

Additional Information and Where to Find It

This press release may be deemed solicitation material in respect of the proposals set forth in the Company’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission ("SEC") on May 25, 2017 (the "transactions"). The Company has mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the stockholder meeting relating to such matters. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THIS PRESS RELEASE. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website sec.gov, at the Company’s website corporatecapitaltrust.com, or by writing to the Company at 450 S. Orange Avenue, Orlando, Florida 3280, telephone number 866-650-0650.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transactions. Information about the Company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, are set forth in the preliminary proxy statement and will be set forth in the other materials to be filed with the SEC.

Forward-Looking Statements

The information in this press release may include "forward-looking statements." These statements are based on the beliefs and assumptions of Corporate Capital Trust’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words "believes," "expects," "intends," "plans," "estimates" or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the Company’s expectations include those disclosed in the Company’s filings with the SEC.

Corporate Capital Trust is advised by CNL Fund Advisors Company (CNL) and KKR Credit Advisors (US) LLC (KKR), affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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